News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Implements Corporate Rebranding

Reflects Emphasis on Emerging Technology Applications

for European Market Expansion

TAMPA, FL – October 1, 2018 -- MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the Company was formally renamed MagneGas Applied Technology Solutions on September 25, 2018. The purpose of this rebranding was to better align MagneGas’ corporate identity with its broadened commercial approach that reflects the three commercial applications rooted in the Company’s patented submerged plasma arc technology. The Company currently has three applications in various stages of commercialization: synthetic gas for metal cutting industrial uses, sterilization of agricultural waste, and an emerging waste to energy application.

The Company initiated this rebranding in conjunction with its accelerating marketing efforts in Europe. The Company is in various stages of grant applications in Europe for government-backed, non-dilutive funding programs that apply to all three commercial applications of its patented submerged plasma arc technology. MagneGas is also actively expanding its engineering and research capabilities through partnerships and membership in key industrial consortiums in Europe, and would like its corporate brand to fully reflect this development.

“MagneGas was formed for the express purpose of delivering innovative solutions to impact the quality of life of a vast portion of the global population,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “Our technology was born out of a dream to take common wastes, sterilize them for the improvement of the environment, and extract commercial value through sensible waste-to-energy solutions.”

Santilli continued, “Today, we now stand on the edge of strong commercialized opportunities, backed by government funding, in partnership with some of the leading research and applied science institutions in Europe. Our rebranding intends to bring science and solutions to the forefront of our brand, because that is what is driving our long-term growth in the US, Europe and globally in the future.”

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.